P1400041696
FILED
May 08, 2014
Sec. of State
cmustain

Article VI

The name and address of the incorporator is:

ELETHERIOS PAPAGEORGIOU
101 PLAZA REAL SOUTH
SUITE 202 N
BOCA RATON, FL 33432

Electronic Signature of Incorporator: ELETHERIOS PAPAGEORGIOU

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand that requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" statues.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D
ELETHERIOS PAPAGEORGIOU
101 PLAZA REAL SOUTH
SUITE 202 N
BOCA RATON, FL 33432

Title: D
THEODOROS THEOCHARIS
101 PLAZA REAL SOUTH
SUITE 202 N
BOCA RATON, FL 33432

P1400041696
FILED
May 08, 2014
Sec. of State
cmustain

Electronic Articles of Incorporation For

ENTRANET, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:
ENTRANET, INC

Article II

The principal place of business address:
101 PLAZA REAL SOUTH
SUITE 202 N
BOCA RATON, FL 33432

The mailing address of the corporation is:
101 PLAZA REAL SOUTH
SUITE 202 N
BOCA RATON, FL 33432

Article III

The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:
490,000,000 COMMON 10,000,000 PREFERRED.

Article V

The name and Florida street address of the registered agent is:
BRENDA HAMILTON
101 PLAZA REAL SOUTH
SUITE 202 N
BOCA RATON, FL 33432

I certify that I am familiar with and accept the responsibilities of the registered agent.

Registered Agent Signature: BRENDA HAMILTON